Exhibit 3.4(a)

CERTIFICATE OF INCORPORATION

OF

AMERICOAL SERVICES COMPANY

ARTICLE ONE

           The name of the corporation is Americoal Services Company (hereinafter called the "Corporation").

ARTICLE TWO

           The address of the Corporation's registered office in the state of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

           The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR

           The total number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be shares of Common Stock, without par value.

ARTICLE FIVE

           The name and mailing address of the incorporator is as follows:

Name Eileen C. McNamara	Address c/o Kirkland & Ellis 55 East 52nd Street 16th Floor New York, NY 10055

ARTICLE SIX

           The directors shall have the power to adopt, amend or repeal By-Laws, except as may otherwise be provided in the By-Laws.

ARTICLE SEVEN

           The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Paragraph (7) of Subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

ARTICLE EIGHT

           The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE NINE

           The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

           I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of November, 1992.

/s/ Eileen C. McNamara Sole Incorporator

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE

           AMERICOAL SERVICES COMPANY , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

           The Board of Directors of AMERICOAL SERVICES COMPANY adopted the following resolution on the1st day of October, 1993

           Resolved, that the registered office of AMERICOAL SERVICES COMPANY in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this, corporation at the address of its registered office.

           IN WITNESS WHEREOF, Americoal Services Company has caused this statement to be signed by James W. Mahler its President and attested by Michael A. Kafoury its Secretary this 1st day of October, 1993.

By /s/ James W. Mahler President

ATTEST:

By     /s/ Michael A. Kafoury
          Secretary

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
AMERICOAL SERVICES COMPANY

           James W. Mahler and Michael A. Kafoury, being the President and Secretary, respectively, of Americoal Services Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

                     FIRST:     That the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") is hereby amended by amending Article One in its entirety to read as follows:

"ARTICLE ONE"

                     The name of the corporation is Americoal Development Company (hereinafter called the "Corporation").

                     SECOND:     That the Board of Directors of the Corporation approved the foregoing amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware and directed that the amendment be submitted to the stockholders of the Corporation for their consideration and approval.

                     THIRD:     That the stockholders of the Corporation approved the foregoing amendment in accordance with sections 228 (c) and 242 of the General Corporation Law of the State of Delaware.

                     IN WITNESS THEREOF, the undersigned, being the President and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment of Certificate of Incorporation this 13th day of June, 1994.

AMERICOAL SERVICES COMPANY By: /s/ James W. Mahler President

ATTEST:

By     /s/ Michael A. Kafoury
          Secretary